Exhibit 99.1

Hortonworks Reports Financial Results for First Quarter 2016

SANTA CLARA, Calif.—May 4, 2016—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the first quarter 2016.

“We are pleased with our first quarter performance that was highlighted by an acceleration of support subscription billings, which grew 122% year-over-year,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “As our enterprise customers realize transformative business insights from new use cases that are made possible by our Connected Data Platforms, we look forward to making even greater value-added contributions in 2016.”

First Quarter 2016 Financial Highlights

•	Revenue: Total GAAP revenue was $41.3 million for the first quarter of 2016, an increase of 85 percent compared to the first quarter of 2015.

•	Gross Billings: Gross billings were $53.7 million for the first quarter of 2016, a 91 percent increase over gross billings of $28.1 million in the same period last year.

•	Gross Profit: Total GAAP gross profit was $25.0 million for the first quarter of 2016, compared to gross profit of $10.9 million in the same period last year. Non-GAAP gross profit for the first quarter of 2016 was $26.3 million compared to $11.1 million in the first quarter of 2015. Non-GAAP gross margin was 64 percent for the first quarter of 2016, compared to 50 percent during the same period last year.

•	Operating Loss: GAAP operating loss for the first quarter of 2016 totaled $65.3 million, compared to a loss of $40.9 million during the first quarter last year. Non-GAAP operating loss for the first quarter of 2016 was $34.9 million, compared to a loss of $32.8 million for the same period last year.

•	Net Loss: GAAP net loss for the first quarter of 2016 was $65.8 million, or $1.26 per basic and diluted share, compared to a net loss of $40.6 million, or $0.98 per basic and diluted share, in the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 was $35.4 million, or $0.68 per basic and diluted share, compared to a net loss of $32.4 million, or $0.78 per basic and diluted share, in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2016 resulted in a loss of $21.1 million, compared to a loss of $26.1 million for the first quarter of 2015.

•	Deferred Revenue: Deferred revenue was $119.1 million for the first quarter of 2016, a 12 percent increase over the $106.8 million reported as of December 31, 2015 and a 73 percent increase over the $68.7 million reported as of March 31, 2015.

•	Cash & Investments: As of March 31, 2016, Hortonworks had cash and investments of $149.0 million, compared to $96.9 million as of December 31, 2015 and $170.6 million as of March 31, 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Arizona State University. In April 2016, Hortonworks announced that Arizona State University (ASU) is using Hortonworks Data Platform (HDP™) to further cancer research. With HDP, ASU researchers have the tools they need to store, process, and query more data at a faster pace, allowing researchers to ask better questions and uncover new links between genetics and cancer.

•	Expanded Relationship with Pivotal. In April 2016, Hortonworks and Pivotal Software, Inc. (Pivotal) announced a significant expansion of their strategic relationship centered on the HDP and Pivotal HDB®. This strategic relationship brings together Hortonworks’ expertise and support for data management and processing with Pivotal’s top analytics engine for Apache® Hadoop™. Pivotal will standardize on Pivotal HDP, support subscription software that is 100% identical to HDP, and Hortonworks will offer professional customer support and professional implementation services for Hortonworks HDB powered by Apache HAWQ, support subscription software that is 100% identical to Pivotal HDB.

•	Expanded Partnership with Syncsort. In April 2016, Hortonworks announced a new partnership with Syncsort Incorporated (Syncsort) to deliver an integrated process to help customers quickly and efficiently bring legacy data onto HDP. Hortonworks will resell Syncsort’s DMX-h for onboarding ETL processing in Hadoop.

•	Key HDP Updates. In April 2016, Hortonworks announced several key updates to HDP including integration of Apache Ranger for comprehensive security and Apache Atlas for trusted governance, Cloudbreak 1.2 for automated provisioning for Hadoop in any cloud, Apache Ambari for simplifying cluster operations and Apache Zeppelin data science visualization.

•	Apache Metron. In April 2016, Hortonworks announced it is accelerating cybersecurity with Apache Metron. Metron is an incubating open source Apache project dedicated to providing an extensible and scalable advanced security analytics platform to detect and mitigate security risks in real time.

•	HDF 1.2. In March 2016, Hortonworks announced new streaming analytics capabilities in Hortonworks DataFlow (HDF™) version 1.2, starting with support for Apache Kafka and Apache Storm. With expanded streaming analytics capabilities in HDF, customers can accelerate the value of Big Data initiatives by transforming development time from months to minutes.

•	Centrica. In March 2016, Hortonworks announced that Centrica plc (Centrica), the world’s leading energy and services company and home of brands such as British Gas, had chosen HDP and HDF to power its data analytics and simplify the estate of its IT portfolio. With Hortonworks Connected Data Platforms, Centrica has been able to successfully transform its organization into a fully functional data-driven business, enabling the business community to explore information that will bring value to customers and end-users.

•	Customer Momentum in Canada. In March 2016, Hortonworks celebrated strong business momentum in Canada with significant customer wins, increased partnerships and growth in Hortonworks’ presence in Canada. A number of leading Canadian organizations, including Royal Bank of Canada Inc., TELUS Corporation and Opta Information Intelligence Inc. recognized Hortonworks’ extensive industry experience and chose Hortonworks as a central partner in their Big Data initiatives.

•	HDP 2.4 and New Distribution Strategy. In March 2016, Hortonworks announced a new distribution strategy and new product advancements for HDP. Beginning with the new HDP 2.4 and moving forward, Hortonworks’ distribution strategy for HDP will consist of two different release cadences: Core Apache Hadoop components will be updated annually and aligned with the ODPi consortium, and Extended Services which run on top of the Core will be logically grouped together and released continually throughout the year to match the pace of innovation occurring within each project team in the community. HDP 2.4 features the general availability of Apache Spark 1.6, Apache Ambari 2.2 and SmartSenseTM 1.2.

•	Partnership with Hewlett Packard Enterprise to Accelerate Apache Spark. In March 2016, Hortonworks and Hewlett Packard Labs, the central research organization of Hewlett Packard Enterprise announced a new collaboration to enhance Apache Spark. The collaboration will center on an entirely new class of analytic workloads that benefit from large pools of shared memory.

•	Precision Medicine Initiative. In February 2016, Hortonworks announced its commitment to the White House’s Precision Medicine Initiative, a bold new research effort to revolutionize how the United States improves health and treats disease. Hortonworks pledged to assist researchers and research organizations in using Big Data to address the challenges and opportunities of precision medicine.

Financial Outlook

As of May 4, 2016, Hortonworks is providing the following non-GAAP financial outlook for its second quarter and full year 2016:

For the second quarter of 2016, we expect:

•	Total non-GAAP revenue to be $45.0 million.

•	Gross billings to be $62.5 million.

•	Adjusted EBITDA resulting in a loss of $18.0 million.

For the full year 2016, we expect:

•	Total non-GAAP revenue to be $190.0 million.

•	Gross billings to be $265.0 million.

•	Adjusted EBITDA resulting in a loss of $52.0 million.

First Quarter Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Wednesday, May 4, 2016. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

Hortonworks reports non-GAAP results for revenue, gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, contra-revenue, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of Hortonworks’ core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing Hortonworks’ past and future operating performance.

Non-GAAP revenue is calculated as GAAP revenue excluding the non-GAAP contra-revenue adjustments associated with the issuance of equity to an affiliate of AT&T. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Gross Billings are calculated as non-GAAP revenue plus the change in total deferred revenue. Management believes gross billings offer investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP operating loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Adjusted EBITDA is calculated as gross billings minus non-GAAP cost of revenue and operating expenses plus adjustments to non-GAAP cost of revenue and operating expenses. Management believes adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2016, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed November 4, 2015 and our final prospectus dated February 1, 2016 and filed on February 2, 2016, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, NiFi and Spark. Along with its 1,600+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, HDP, HDF, and SmartSense are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Support subscription and professional services revenue:
Support subscription	$27,634	$13,144
Professional services	13,708	9,173

Total support subscription and professional services revenue	41,342	22,317
Cost of revenue:
Support subscription	4,901	2,549
Professional services	11,455	8,911

Total cost of revenue	16,356	11,460

Gross profit	24,986	10,857
Operating expenses:
Sales and marketing	42,083	27,757
Research and development	22,151	14,980
General and administrative	26,054	9,052

Total operating expenses	90,288	51,789

Loss from operations	(65,302)	(40,932)
Other (expense) income, net	(295)	426

Loss before income tax	(65,597)	(40,506)
Income tax expense	155	84

Net loss	$(65,752)	$(40,590)

Net loss per share of common stock, basic and diluted	$(1.26)	$(0.98)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	52,067,608	41,479,563

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,511	$35,748
Short-term investments	86,059	58,553
Accounts receivable, net	64,932	53,913
Prepaid expenses and other current assets	9,236	5,276

Total current assets	198,738	153,490
Property and equipment, net	18,207	15,422
Long-term investments	24,402	2,592
Goodwill	34,333	34,333
Intangible assets, net	3,783	4,002
Other assets	953	872
Restricted cash	1,309	1,308

TOTAL ASSETS	$281,725	$212,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,995	$6,365
Accrued compensation and benefits	12,971	12,685
Accrued expenses and other current liabilities	13,659	14,989
Deferred revenue	92,523	90,407

Total current liabilities	128,148	124,446
Long-term deferred revenue	26,598	16,372
Other long-term liabilities	3,162	3,610

TOTAL LIABILITIES	157,908	144,428

STOCKHOLDERS’ EQUITY:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 56,359,426 and 45,692,391 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	6	5
Additional paid-in capital	640,902	518,986
Accumulated other comprehensive loss	(485)	(546)
Accumulated deficit	(516,606)	(450,854)

TOTAL STOCKHOLDERS’ EQUITY	123,817	67,591

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$281,725	$212,019

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(65,752)	$(40,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,478	894
Amortization of premiums from investments	284	282
Amortization of intangible assets	219	—
Stock-based compensation expense	29,442	5,194
Impairment of promissory note receivable	717	—
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	219	—
Provision for losses on accounts receivable	377	—
Other	(25)	5
Changes in operating assets and liabilities:
Accounts receivable	(11,147)	(1,607)
Prepaid expenses and other current assets	(3,468)	(2,895)
Other assets	(90)	(390)
Accounts payable	89	(447)
Accrued expenses and other current liabilities	335	3,438
Accrued compensation and benefits	303	464
Deferred revenue	11,686	5,784
Other long-term liabilities	(335)	1,139

Net cash used in operating activities	(35,668)	(28,729)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(73,754)	(42,057)
Proceeds from sale of investments	1,321	—
Proceeds from maturities of investments	22,199	27,861
Issuance of promissory note receivable	—	(2,500)
Purchases of property and equipment	(2,359)	(5,263)
Change in restricted cash	—	31

Net cash used in investing activities	(52,593)	(21,928)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on public offering, net of issuance costs	87,848	—
Proceeds from issuance of common stock	4,612	313
Payments of contingent consideration related to business combinations	(1,625)	—
Payments of capital lease liability	(25)	—

Net cash provided by financing activities	90,810	313

Effect of foreign currency exchange rates on cash and cash equivalents	214	—
Net increase (decrease) in cash and cash equivalents	2,763	(50,344)
Cash and cash equivalents—Beginning of period	35,748	129,084

Cash and cash equivalents—End of period	$38,511	$78,740

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Non-GAAP Revenue:
GAAP revenue	$41,342	$22,317
Contra-revenue	—	—

Non-GAAP revenue	$41,342	$22,317

Gross Billings:
Non-GAAP revenue	$41,342	$22,317
Deferred revenue — end of period	119,121	68,707
Less: Deferred revenue — beginning of period	(106,779)	(62,923)

Total change in deferred revenue	12,342	5,784

Gross billings	$53,684	$28,101

Non-GAAP Gross Profit and Margin:
Gross profit	$24,986	$10,857
Stock-based compensation expense	1,358	270
Contra-revenue	—	—

Non-GAAP gross profit	$26,344	$11,127

Gross margin percentages:
GAAP	60%	49%
Non-GAAP	64%	50%
Non-GAAP Operating Loss and Margin:
Operating loss	$(65,302)	$(40,932)
Stock-based compensation expense	29,442	5,194
Acquisition-related retention bonus	—	2,947
Impairment of promissory note receivable	717	—
Amortization of intangible assets	219	—

Non-GAAP operating loss	$(34,924)	$(32,791)

Operating margin percentages:
GAAP	(158)%	(183)%
Non-GAAP	(84)%	(147)%

Reconciliation of GAAP to Non-GAAP (continued)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(65,752)	$(40,590)
Stock-based compensation expense	29,442	5,194
Acquisition-related retention bonus	—	2,947
Impairment of promissory note receivable	717	—
Amortization of intangible assets	219	—

Non-GAAP net loss	$(35,374)	$(32,449)

Weighted average shares	52,067,608	41,479,563
Non-GAAP net loss per share	$(0.68)	$(0.78)
Adjusted EBITDA:
Gross billings	$53,684	$28,101
Less: Cost of revenue	(16,356)	(11,460)
Less: Operating expenses	(90,288)	(51,789)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	29,442	5,194
Depreciation expense	1,478	894
Impairment of promissory note receivable	717	—
Acquisition-related retention bonus	—	2,947
Amortization of intangible assets	219	—

Adjusted EBITDA	$(21,104)	$(26,113)

Stock-based compensation expense by function:
Cost of revenue	$1,358	$270
Sales and marketing	5,619	1,417
Research and development	7,804	2,123
General and administrative	14,661	1,384

Stock-based compensation expense	$29,442	$5,194

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806